Exhibit 99.2



                  Agreement and Plan of Merger

                              among

                 Heartland Financial USA, Inc.,

                   RMB Acquisition Corporation

                               and

               Rocky Mountain Bancorporation, Inc.





                        February 7, 2004



                  Agreement and Plan of Merger


     This Agreement and Plan of Merger (this "Agreement") is entered into as of February 6, 2004, (the "Agreement Date") among Heartland Financial USA, Inc., a Delaware corporation ("Heartland"), Rocky Mountain Bancorporation, Inc., a Montana corporation ("RMB"), and RMB Acquisition Corporation, a Montana corporation and a wholly-owned subsidiary of Heartland ("Acquisition Corp").

                            Recitals

     A. The parties to this Agreement desire to effect a reorganization whereby Heartland desires to acquire control of RMB through the merger (the "Merger") of Acquisition Corp with and into RMB, with RMB being the surviving corporation as a wholly owned subsidiary of Heartland (the "Surviving Corporation"), followed by the immediate merger of Surviving Corporation with and into Heartland with Heartland being the surviving corporation.

     B. Pursuant to the terms of this Agreement, each outstanding share of the capital stock of RMB, which is comprised of one class of common stock, no par value per share ("RMB Common Stock"), shall be converted at the effective time of the Merger into the right to receive (a) shares of common stock of Heartland, $0.01 par value per share ("Heartland Common Stock"),
(b) cash or (c) a combination of Heartland Common Stock and cash, all in the amounts set forth in this Agreement.

     C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also agree to certain prescribed conditions to the Merger.

                           Agreements

     In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:


                            ARTICLE 1
                           DEFINITIONS

     SECTION 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

          (a) "Adjusted Shareholders' Equity" means the consolidated tangible shareholders' equity of RMB, calculated in accordance with GAAP and reflecting, among other things, the accrued income and expenses of RMB for all periods ending on or prior to the Determination Date, and the recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by RMB or Bank in connection with this Agreement and the Contemplated Transactions, including RMB Transactional Expenses and any Remediation Cost (as defined in Section 6.7), and including all fees and expenses incurred in connection with obtaining shareholder approval and any attorneys, accountants, brokers, finders or investment bankers and any amounts paid or payable to any director, officer or employee of RMB or any RMB Subsidiary under any Contract or benefit plan as a result of the Contemplated Transactions, but adjusted to exclude:

               (i) any realized gains or losses resulting from sales of investment securities effected between December 31, 2003, and the Closing Date (as defined below);

              (ii) any adjustments made in accordance
with Statement of Financial Accounting Standard No. 115;

             (iii) one-half (1/2) the aggregate cost of (A) the title policies described in Section 2.9(j); (B) the reports and title policy commitments, if any, described in Section 6.5; (C) the surveys described in Section 6.6; and (D) the Environmental Reports, as defined and described in Section 6.7; and

              (iv) any accounting or other adjustments made pursuant to Section 6.18. RMB's Adjusted Shareholders' Equity shall be calculated by RMB's independent auditors, in consultation with Heartland's independent auditors, as of the close of business on the Determination Date using reasonable estimates of revenues and expenses where actual amounts are not available. For purposes of this calculation, RMB shall assume a tax rate of 34%. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by Heartland's independent auditors, which approval shall not be unreasonably withheld.

          (b)  "Affiliate" means with respect to:

               (i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold
(individually or in the aggregate) a Material Interest; and
(D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

              (ii) a specified Person other than an individual:
(A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Affiliate of any individual described in clause (B) or (C) of this subsection (ii).

          (c) "Bank" means Rocky Mountain Bank, a Montana chartered, commercial bank with its main office located in Billings, Montana, and a wholly-owned subsidiary of RMB.

          (d) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best
Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          (e) "Breach" means with respect to a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement: (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision; or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

          (f) "Business Day" means any day on which the trading of stock occurs on the NASDAQ.

          (g) "Call Reports" means the quarterly reports of income and condition required to be filed with the Federal Deposit Insurance Corporation.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:

                (i) the Merger;

               (ii) the performance by Heartland and RMB of their respective covenants and obligations under this Agreement;

              (iii) Heartland's acquisition of control of RMB and, indirectly, the Bank; and

               (iv) Heartland's issuance of registered shares of Heartland Common Stock and payment of cash in exchange for shares of RMB Common Stock.

          (j) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding:

               (i) under which a Person has or may acquire any rights;

              (ii) under which such Person has or may become subject to any obligation or liability; or

             (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

          (k)  "CRA" means the Community Reinvestment Act, as amended.

          (l) "Determination Date" means the close of business on the last Business Day preceding the Closing Date.

          (m) "DGCL" means the Delaware General Corporation Law, as amended.

          (n) "Division" means the Division of Banking and Financial Institutions of the State of Montana.

          (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)  "Family" means with respect to an individual:

               (i) the individual;

              (ii) the individual's spouse and former spouses;

             (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and

              (iv) any other natural person who resides with such individual.

          (r)  "FDIC" means the Federal Deposit Insurance Corporation.

          (s) "Federal Reserve" means the Board of Governors of the Federal Reserve System.

          (t) "GAAP" means generally accepted accounting principles in the United States, consistently applied.

          (u) "Heartland SEC Documents" means the annual, quarterly and other reports, schedules, forms, statements and other documents
(including exhibits and all other information incorporated therein) filed by Heartland with the SEC.

          (v)  "Heartland Subsidiary" means any Subsidiary of Heartland.

          (w)  "Knowledge" with respect to:

               (i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and

              (ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served in the past twelve (12) months as a director, outside advisor, officer, manager, partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

          (x) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

          (y)  "Material Adverse Effect" with respect to a Person
(other than an individual) means, a material adverse effect
(whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5):

               (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such Person; or

              (ii) on the ability of such Person to perform its obligations under this Agreement on a timely basis.

          (z) "Material Interest" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         (aa) "MCA" means the Montana Code Annotated, as amended.

         (bb) "NASDAQ" means the NASDAQ National Market.

         (cc) "Old Certificates" means certificates formerly representing shares of RMB Common Stock.

         (dd) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

         (ee) "Ordinary Course of Business" means any action taken by a Person only if such action:

               (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

              (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

             (iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         (ff) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory
Authority.

         (gg) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory
Authority, or arbitrator.

         (hh) "Proxy Statement" means the proxy statement-prospectus to be used by RMB in connection with the solicitation by its board of directors of proxies for use at the meeting of its shareholders to be convened for the purpose of voting on this Agreement and the Merger, pursuant to Section 6.11.

         (ii) "Purchase Price" means $34,500,000, increased by the amount by which the Adjusted Shareholders' Equity exceeds $18,150,000, or decreased by the amount by which the Adjusted Shareholders' Equity is less than $17,450,000, determined as of the Determination Date.

         (jj) "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements:

               (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over RMB, Heartland, or any of their respective Subsidiaries;

              (ii) is required to approve, or give its consent to the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith, including, in any case, the Federal Reserve, the FDIC and the Division.

         (kk) "Representative" means with respect to a particular
Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

         (ll) "RMB Subsidiary" means any Subsidiary of RMB, but not including any entity involuntarily dissolved.

         (mm) "RMB Transactional Expenses" means all transaction costs of RMB necessary to consummate the Contemplated Transactions, the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by RMB in connection with this Agreement and the Contemplated Transactions, the cost of preparing, printing and mailing the Proxy Statement to RMB's shareholders and all other non-payroll related costs and expenses in each case incurred or to be incurred by RMB through the Effective Time in connection with this Agreement and the Contemplated Transactions.

         (nn) "SEC" means the Securities and Exchange Commission.

         (oo) "Securities Act" means the Securities Act of 1933, as amended.

         (pp) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         (qq) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         (rr) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         (ss) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     Section 1.2    Principles of Construction.

          (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply:

               (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's reasonable discretion;

              (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

             (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

              (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

              (v) indications of time of day mean Dubuque, Iowa time;

             (vi) "including" means "including, but not limited to";

            (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified;

           (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require;

             (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and

              (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

          (b) The Schedules referred to in this Agreement consist of the agreements and other documentation described and referred to in this Agreement, which Schedules were delivered by RMB to Heartland before the Agreement Date. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which they reasonably relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          (c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those used in the preparation of the most recent audited consolidated financial statements of Heartland or RMB, as the case may be ("GAAP").

          (d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.


                            ARTICLE 2
                           THE MERGER

     SECTION 2.1 The Merger. Provided that this Agreement shall not have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL and the MCA, at the Effective Time (as defined below), Acquisition
Corp shall be merged with and into RMB pursuant to the provisions of, and with the effects provided in, the DGCL and the MCA, the separate corporate existence of Acquisition Corp shall cease and RMB will be the Surviving Corporation. Immediately thereafter, the Surviving Corporation will merge with and into Heartland with Heartland being the surviving corporation. As a result of the Merger, each share of RMB Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined below), will be converted into the right to receive the Merger Consideration as defined and provided in
Article 3.

     Section 2.2    Effective Time; Closing.

          (a) Provided that this Agreement shall not have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place that is mutually acceptable to Heartland and RMB, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, located at 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, at 10:00 a.m. on the date that is ten (10) Business Days after the latest to occur of the receipt of all required approvals or consents of the Regulatory
Authorities for the Contemplated Transactions, the expiration of all statutory waiting periods relating to such regulatory approvals and the receipt of the approval of the shareholders of RMB, or at such other time and place as RMB and Heartland may agree in writing (the "Closing Date"). Subject to the provisions of Article 11, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b) The parties hereto agree to file appropriate articles of merger reflecting the terms of the Merger contained in this Agreement, as contemplated by the MCA, with the Secretary of State of the State of Montana. The Merger shall be effective on the Closing Date and at the time stated in the articles of merger filed with the Secretary of State of the State of Montana (the "Effective Time").

     Section 2.3 Effects of Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 35-1-817 of the MCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquisition Corp and RMB shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Corp and RMB shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4 Articles of Incorporation. At the Effective Time, the articles of incorporation of Surviving Corporation shall be amended and restated as set forth as Exhibit A attached hereto and shall become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     Section 2.5 Bylaws. At the Effective Time, the bylaws of Surviving Corporation shall be amended and restated as set forth in Exhibit B attached hereto and shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     Section 2.6 Board of Directors. From and after the Effective Time, until duly changed in compliance with applicable law and the articles of incorporation and bylaws of the Surviving Corporation, the board of directors of the Surviving Corporation shall consist of the directors of Acquisition Corp immediately prior to the Effective Time.

     Section 2.7 Management. At the Effective Time, the officers of Acquisition Corp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation.

     Section 2.8    Heartland's Deliveries at Closing.  At the
Closing, Heartland shall deliver or cause to be delivered the following items to or on behalf of RMB:

          (a) copies of resolutions of the board of directors of Heartland approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Heartland;

          (b) copies of resolutions of the board of directors and the shareholder of Acquisition Corp approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquisition Corp;

          (c) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Montana, and dated not more than fifteen (15) Business Days prior to the Closing Date;

          (d) a copy of the articles of incorporation of Acquisition Corp certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Montana;

          (e)  a certificate of the Secretary or any Assistant
Secretary of Acquisition Corp dated the Closing Date certifying a copy of the bylaws of Acquisition Corp;

          (f)  certificates executed by the President or Vice
President and Secretary or any Assistant Secretary of Heartland and Acquisition Corp, dated the Closing Date, stating that:

               (i) all of the representations and warranties of Heartland or Acquisition Corp as the case may be set forth in this Agreement, as the same may have been updated pursuant to Section 7.2, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and

              (ii) Heartland or Acquisition Corp, as the case may be, has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Heartland or Acquisition Corp shall have performed and complied in all respects with such covenants and obligations;

          (g) a legal opinion of Heartland's counsel dated the Closing Date in the form attached as Exhibit C;

          (h)  the tax opinion described in Section 10.10; and

          (i) such other documents as RMB may reasonably request. All of such items shall be reasonably satisfactory in form and substance to RMB and its counsel.

     Section 2.9 RMB's Deliveries at Closing. At the Closing, RMB shall deliver the following items to Heartland:

          (a) a good standing certificate for RMB issued by the Secretary of State of the State of Montana and dated not more than fifteen (15) Business Days prior to the Closing Date;

          (b) a copy of the articles of incorporation of RMB certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Montana;

          (c)  a certificate of the Secretary or any Assistant
Secretary of RMB dated the Closing Date certifying a copy of the bylaws of RMB;

          (d) copies of resolutions of the board of directors and shareholders of RMB authorizing and approving this Agreement and the consummation of the Contemplated Transactions certified as of the Closing Date by the Secretary or any Assistant Secretary of RMB;

          (e) a good standing certificate for the Bank issued by the Secretary of State of the State of Montana and dated not more than fifteen (15) Business Days prior to the Closing Date;

          (f) a copy of the articles of incorporation of the Bank certified by the Secretary of State of the State of Montana and dated not more than fifteen (15) Business Days prior to the Closing Date;

          (g) a certificate of the Cashier of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank and stating that there have been no further amendments to the articles of incorporation of the Bank delivered pursuant to the immediately preceding paragraph of this Section;

          (h) a certificate executed by the Chief Executive Officer, President or Vice President of RMB, dated the Closing Date, stating that:

               (i) all of the representations and warranties of RMB set forth in this Agreement, as the same may have been updated pursuant to Section 6.8, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and

              (ii) RMB has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, RMB shall have performed and complied in all respects with such covenants and obligations; and

          (i) a list of all holders of RMB Common Stock as of the Closing Date and a list of all Persons as of the Closing Date who have the right at any time to acquire shares of RMB Common Stock, certified in each case by the Secretary or any Assistant
Secretary of RMB;

          (j) owner's title insurance policies, if any, issued by First American Title Insurance Company, or such other title insurance company as is reasonably acceptable to Heartland, in accordance with any title commitments delivered by RMB to Heartland in accordance with Section 6.5, and in each case, in policy amounts at least equal to the book value of the property covered by such policies, as shown on the books and records of RMB or the Bank;

          (k)  a legal opinion of RMB's counsel dated the Closing
Date in the form attached as Exhibit D;

          (l) a certificate of each of RMB's legal counsel, accountants and financial advisor or investment banker, if any, representing that all of their respective fees and expenses relating to the Contemplated Transactions incurred by RMB prior to and including the Effective Time have been paid in full;

          (m) at and pursuant to the request of Heartland, a resignation from each of the directors and officers of RMB and the Bank from such individual's position as a director and an officer of RMB and the Bank, as the case may be; and

          (n) such other documents as Heartland may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Heartland and its counsel.

     Section 2.10 Alternative Structure. Notwithstanding anything contained herein to the contrary, upon receipt of RMB's prior written consent (which consent shall not be unreasonably withheld), Heartland may specify, for any reasonable business, tax or regulatory purpose, that, before the Effective Time, Heartland, Acquisition Corp and RMB shall enter into transactions other than those described in this Agreement to effect the purposes of this Agreement, including the merger of RMB with any Affiliate of Heartland, and the parties to this Agreement shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such proposed change on the structure of the transactions contemplated in this Agreement shall delay the Closing Date (if such a date has already been firmly established) by more than thirty (30) Business Days or adversely affect the economic benefits, the form of consideration or the tax effect of the Merger at the Effective Time to the holders of RMB Common Stock.

     Section 2.11 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Heartland nor RMB by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.

                            ARTICLE 3
             CONVERSION OF SECURITIES IN THE MERGER

     SECTION 3.1 Additional Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

          (a) "Average Closing Price" means the average closing price of Heartland Common Stock, as recorded on NASDAQ, during the twenty (20) Business Days immediately preceding the fifth (5th)
Business Day prior to the Effective Time.

          (b) "Outstanding RMB Shares" means the number of shares of RMB Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares held as treasury stock).

     Section 3.2 Manner of Merger. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) Each share of common stock, no par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

          (b) Each share of RMB Common Stock (other than shares held by RMB or any RMB Subsidiary (except for shares held by any of them in a fiduciary capacity) and Dissenting Shares) shall be converted, subject to the election of the holder as provided in, and subject to the limitations set forth in this Article, into:

               (i) that number of shares (the "Stock Consideration") of Heartland Common Stock that is equal to the quotient of (A) the Purchase Price, divided by (B) the Outstanding RMB Shares, and the result divided by (C) the Average Closing Price (such quotient, the "Exchange Ratio"); or

              (ii) cash, without interest (the "Cash Consideration"), in an amount equal to the quotient of (A) the Purchase Price, divided by (B) the Outstanding RMB Shares. The Cash Consideration and the Stock Consideration are referred to herein collectively as the "Merger Consideration." Notwithstanding the foregoing, if the Average Closing Price is greater than $21.33, the Average Closing Price used to calculate the Stock Consideration pursuant to clause
(i) of this Section 3.2(b) shall be equal to $21.33, and if the Average Closing Price is less than $17.33, the Average Closing Price used to calculate the Stock Consideration pursuant to clause (i) of this Section 3.2(b) shall be equal to $17.33.

          (c) Each share of RMB Common Stock held as treasury stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (d) Unless otherwise elected by a holder of RMB Common Stock in accordance with Section 3.3, the Merger Consideration into which each share of RMB Common Stock is converted shall be fifty percent (50%) Stock Consideration and fifty percent (50%) Cash Consideration (the "Base Conversion Ratio"). A holder of
RMB Common Stock may elect to receive a greater percentage of Stock Consideration in lieu of Cash Consideration upon the making of a proper election under Section 3.3.

          (e) Notwithstanding any other provision contained in this Agreement to the contrary, a maximum of fifty percent (50%) of the Outstanding RMB Shares shall be converted into the Cash Consideration (assuming for purposes of this Section 3.2(e) only that Dissenting Shares are converted into the Cash
Consideration), and the remaining Outstanding RMB Shares shall be converted into the Stock Consideration

     Section 3.3    Election Procedures

          (a) An election form (an "Election Form") shall be mailed with the Proxy Statement to each holder of record of shares of RMB Common Stock as of the record date for the meeting of holders of RMB Common Stock called for the purpose of considering and acting upon this Agreement and the Contemplated Transactions. The date the Proxy Statement is mailed to shareholders of RMB is referred to as the "Mailing Date."

          (b) The Election Form shall entitle the holder of shares of RMB Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive
Stock Consideration in a greater percentage than the Base
Conversion Ratio, up to and including entirely Stock
Consideration for such holder's shares (a "Stock Election").
Holders of record of shares of RMB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Share Representative") may submit multiple
Election Forms, provided that such Share Representative certifies that each such Election Form covers all the shares of RMB Common Stock held by that Share Representative for a particular beneficial owner.

          (c)  To be effective, a properly completed Election
Form must be received by Dubuque Bank and Trust Company, an Iowa chartered, commercial bank with its main office located in Dubuque, Iowa (the "Exchange Agent"), on or before 5:00 p.m. on the tenth (10th) Business Day following the date upon which the vote of holders of RMB Common Stock is held to approve this Agreement (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.
Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. If a valid and timely Stock Election is not received from a holder of RMB Common Stock, such RMB Common Stock shall be exchanged for the Merger Consideration at the Base Conversion Ratio.

     Section 3.4 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of RMB Common Stock shall cease to be, and shall have no rights as, shareholders of RMB, other than to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of RMB or the Surviving Corporation of shares of RMB Common Stock.

     Section 3.5 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Heartland Common Stock and no certificates or scrip therefore, or other evidence of ownership thereof, will be issued in the Merger; instead, Heartland shall pay to each holder of RMB Common Stock who would otherwise be entitled to a fractional share of Heartland Common Stock (after taking into account all Old Certificates registered in the name of such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing price of Heartland Common Stock as reported on the NASDAQ on the Effective Date.

     Section 3.6    Exchange Procedures

          (a) As soon as is reasonably practicable, but in no event later than five (5) Business Days after the Closing Date, the Exchange Agent shall mail to each holder of record of RMB Common Stock instructions for use in effecting the surrender of the certificates representing such RMB Common Stock (the "Old Certificates") in exchange for the Merger Consideration (the "Transmittal Letter"). Upon proper surrender of an Old Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed and duly executed Transmittal Letter, the holder of such Old Certificates shall be entitled to receive in exchange therefor:

               (i) a new certificate representing that number of whole shares of Heartland Common Stock that such holder has the right to receive pursuant to this Article;

              (ii) a check representing the amount of the cash that such holder is entitled to receive pursuant to this Article, if any; and

             (iii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificates surrendered pursuant to the provisions of this Article, and the Old Certificates so surrendered shall forthwith be cancelled.

          (b) On the Closing Date Heartland shall deposit with the Exchange Agent for the benefit of holders of Old Certificates:

               (i) cash or immediately available funds equal to the Cash Consideration; and

              (ii) certificates representing the shares of Heartland Common Stock to be issued as Stock Consideration, at the Base Conversion Ratio, adjusted by the Stock Elections received by the Exchange Agent prior to the Closing Date and adjusted for anticipated payments of cash in lieu of fractional shares permitted under this Article (the "Exchange Fund"). The Exchange Fund shall be held by the Exchange Agent for the benefit of holders of RMB Common Stock pursuant to the terms of an Exchange Agent Agreement in the form of Exhibit E. After the Closing Date, Heartland shall make additional deposits to the Exchange Fund, and the Exchange Agent may return certificates or funds held by the Exchange Agent, as may be necessary for the completion of the exchange of Old Certificates for the Merger Consideration in accordance with this Article and any Stock Elections timely received on or after the Closing Date. All fees, costs and expenses of the Exchange Agent shall be borne solely by Heartland.

          (c) Neither the Exchange Agent nor any party hereto shall be liable to any former holder of RMB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to Heartland Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of RMB Common Stock converted in the Merger into the right to receive shares of Heartland Common Stock until the holder of such unsurrendered Old Certificate shall be entitled to receive a new certificate representing shares of Heartland Common Stock in exchange therefor in accordance with the procedures set forth in this Section. After becoming so entitled in accordance with this Section, the record holder thereof also shall be entitled to receive any such dividends or other distributions by the Exchange Agent, without any interest thereon, which theretofore had become payable with respect to shares of Heartland Common Stock such holder had the right to receive upon surrender of the Old Certificates.

          (e) Any portion of the Merger Consideration that remains unclaimed by the shareholders of RMB on the first anniversary of the Effective Time shall be paid to Heartland to be held for the benefit of holders of unsurrendered Old Certificates. Any shareholders of RMB who have not theretofore complied with this Article shall thereafter look only to Heartland for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on Heartland Common Stock deliverable in respect of each share of RMB Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) If a certificate representing shares of Heartland Common Stock or a check representing Cash Consideration is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Heartland any transfer or other taxes required by reason of the issuance of a certificate representing shares of Heartland Common Stock or a check representing Cash Consideration in any name other than that of the registered holder of the Old Certificate surrendered, or otherwise required, or shall establish to the satisfaction of Heartland that such tax has been paid or is not payable.

     Section 3.7    Anti-Dilution Provisions.

          (a) If Heartland issues additional shares of Heartland Common Stock (other than as provided below) or declares a stock dividend, stock split, reverse split or other general distribution, reclassification or recapitalization of Heartland Common Stock and the record date for such stock dividend, stock split, distribution, reclassification or recapitalization occurs at any time after the Agreement Date and prior to the Effective Time, then the Exchange Ratio shall be adjusted appropriately to give effect to the change in Heartland capitalization. Notwithstanding the foregoing, no adjustment shall be made to the Exchange Ratio:

               (x) in the event of the issuance of additional shares of Heartland Common Stock pursuant to the grant or sale of shares to, or for the account of, employees of Heartland pursuant to Heartland's stock option, qualified and non-qualified retirement and dividend reinvestment plans; or

               (y) in the event of the issuance of additional shares of Heartland Common Stock or other securities pursuant to a public offering, private placement or an acquisition of one or more banks, corporations or business assets for consideration which the board of directors, or a duly authorized committee of the board of directors, of Heartland in its reasonable business judgment determines to be fair and reasonable.

          (b) Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Agreement is intended to preclude Heartland from amending its certificate of incorporation to change its capital structure or from issuing additional shares of Heartland Common Stock, preferred stock, shares of other capital stock or securities that are convertible into shares of capital stock.

     Section 3.8 Tax Free Reorganization. The parties to this Agreement intend for the Merger to qualify as a nontaxable reorganization within the meaning of Section 368 and related sections of the Code and agree to cooperate and to take such actions as may be reasonably necessary to ensure such result and no party shall file any tax return or take any action or position inconsistent therewith, except as required pursuant to any Legal Requirement.

     Section 3.9 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to shareholders of RMB pursuant to the provisions of any applicable Legal Requirements, including
Sections 35-1-826 through 35-1-839 of the MCA, any shares of RMB Common Stock held by a Person who objects to the Merger, whose shares were not voted in favor of the Merger and who complies with and satisfies all of the provisions of the applicable Legal Requirements concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Effective Time (collectively with respect to all such RMB shareholders, the "Dissenting Shares"), shall not be converted pursuant to Section 3.2, but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the applicable Legal Requirements, including, if applicable, any costs determined to be payable by RMB to the holders of Dissenting Shares pursuant to an order of any court pursuant to any applicable Legal Requirements; provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to applicable Legal
Requirements shall be deemed to have been converted, as of the Effective Time, into the right to receive the Merger
Consideration as is determined in accordance with Article 3.

                            ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF RMB

     RMB hereby represents and warrants to Heartland that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Time:

     Section 4.1 RMB Organization. RMB: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the Federal
Reserve as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"); and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of RMB and all amendments thereto are set forth on Schedule 4.1 and are complete and correct. RMB has no Subsidiaries other than the Bank and as set forth on Schedule
4.1.

     Section 4.2 RMB Subsidiary Organization. The Bank is a Montana chartered, commercial bank duly organized, validly existing and in good standing under the laws of the State of Montana. Each other RMB Subsidiary is duly organized, validly existing and in good standing in its state or jurisdiction of organization. Each RMB Subsidiary has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. Copies of the charter (or similar organizational documents) and bylaws of each RMB Subsidiary and all amendments thereto are set forth on Schedule 4.2 and are complete and correct.

     Section 4.3    Authorization; Enforceability.

          (a) RMB has the requisite corporate power and authority to enter into and perform its obligations under this Agreement.
The execution, delivery and performance of this Agreement by RMB, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to shareholder approval, and this Agreement constitutes a legal, valid and binding obligation of RMB enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' right generally and subject to general principles of equity.

          (b) Except for ordinary corporate requirements, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation or any provisions contained in the articles of incorporation or bylaws of RMB:

               (i) prohibits or restricts RMB's ability to perform its obligations under this Agreement, or its ability to consummate the Contemplated Transactions;

              (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof; or

             (iii) would subject Heartland to any material impediment or condition in connection with the exercise of any of its rights under this Agreement. The board of directors of RMB has unanimously approved the execution of, and performance by RMB of its obligations under, this Agreement.

     Section 4.4 No Conflict. Except as set forth on Schedule 4.4, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated
Transactions will, directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation or charter (or similar organizational documents) or bylaws, or any resolution adopted by the board of directors or shareholders of, RMB or any RMB Subsidiary;

          (b) contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which RMB or any RMB Subsidiary, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the regulatory approvals necessitated by the Contemplated Transactions, including any such approvals under the BHCA, the Federal Deposit Insurance Act, as amended (the "FDIA"), the Securities Act, the Exchange Act and the MCA;

          (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Contract to which RMB or any RMB Subsidiary is a party or by which any of their respective assets is bound; or

          (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by RMB or any RMB Subsidiary. Except for the approvals referred to in Section 8.1 and the requisite approval of its shareholders, neither RMB nor any RMB Subsidiary is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 4.5 RMB Capitalization. The authorized capital stock of RMB currently consists exclusively of 150,000 shares of RMB
Common Stock, of which:

          (a) as of the Agreement Date, 108,347.70 shares are duly issued, fully paid and non-assessable; and

          (b) as of the Agreement Date, no shares are held by RMB as treasury shares. To the Knowledge of RMB and except as disclosed in this Agreement or on the Schedules, none of the shares of authorized capital stock of RMB are, nor on the Closing Date will they be, subject to any claim except pursuant to this Agreement. Except as contemplated in this Agreement or as set forth in
Schedule 4.5, there are, as of the Agreement Date, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating RMB or any RMB
Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of RMB or any RMB Subsidiary except for such rights held exclusively by RMB to acquire RMB Subsidiary capital stock.
There are no outstanding securities of RMB that are convertible into, or exchangeable for, any shares of capital stock, and except as provided in this Section or otherwise disclosed in this Agreement, RMB is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of RMB. None of the shares of RMB Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. RMB does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for the capital stock of the Bank and as set forth in Schedule 4.5. Except as disclosed in or permitted by this Agreement or as provided on Schedule 4.5, from and including October 1, 2003, no shares of RMB capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by RMB or any RMB Subsidiary and no dividends or other distributions payable in any equity securities of RMB or any RMB Subsidiary have been declared, set aside, made or paid to the shareholders of RMB.

     Section 4.6 RMB Subsidiary Capitalization. The authorized capital stock of the Bank consists, and immediately prior to the Effective Time, will consist exclusively of 12,484 shares of capital stock, no par value per share (the "Bank Shares"), all of which shares are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable, except to the extent subject to assessment under the Montana Bank Act or the FDIA. RMB is, and will be on the Closing Date, the record and beneficial owner of one hundred percent (100%) of the Bank Shares and all of the issued and outstanding shares of capital stock of each other RMB Subsidiary, and, except as set forth on Schedule 4.6, free and clear of any lien or encumbrance whatsoever. The Bank Shares are, and will be on the Closing Date, freely transferable and are, and will be on the Closing Date, subject to no claim except pursuant to this Agreement and as set forth on Schedule 4.6. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of any RMB Subsidiary, except for such rights held exclusively by RMB. There are no outstanding securities of any RMB Subsidiary that are convertible into or exchangeable for any shares of such RMB Subsidiary's capital stock, except for such rights held exclusively by RMB and no RMB Subsidiary is a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of such RMB Subsidiary. Neither RMB nor any RMB Subsidiary owns or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth on Schedule 4.6.

     Section 4.7 Financial Statements and Reports. True, correct and complete copies of the following financial statements are included in Schedule 4.7:

          (a) audited Consolidated Balance Sheets for RMB as of December 31, 2001 and 2002, and the related audited Consolidated Statements of Income, Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity of RMB for the years ended December 31, 2001 and 2002;

          (b)  unaudited Consolidated Balance Sheet for RMB as of
December 31, 2003, and the related unaudited Consolidated
Statements of Income, Statements of Cash Flows and consolidated
Statements of Changes in Shareholders' Equity of RMB for the year ended December 31, 2003; and

          (c) Call Reports for the Bank as of the close of business on December 31, 2001, 2002 and 2003.

     The financial statements described in clauses (a) and (b) have been prepared in conformity with GAAP. The financial statements described in clause (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable Legal Requirements and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented. Taken together, the financial statements described in clauses (a), (b) and (c) above (collectively, and including the notes thereto, the "RMB Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of RMB and the Bank as at the respective dates of and for the periods referred to in the RMB Financial Statements. The RMB Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the RMB Financial Statements misleading in any material respect as at the respective dates of and for the periods referred to in the respective RMB Financial Statements.

     Section 4.8 Books and Records. The books of account, minute books, stock record books and other records of RMB and each RMB Subsidiary are complete and correct in all material respects and have been maintained in accordance with RMB's business practices and all applicable Legal Requirements, including the maintenance of any adequate system of internal controls required by the Legal Requirements. The minute books of RMB and each RMB Subsidiary contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, board of directors and committees of the board of directors. At the Closing, all of those books and records will be in the possession of RMB and the RMB
Subsidiaries.

     Section 4.9 Title to Properties. RMB and each RMB Subsidiary has (except with respect to real property, in which case RMB and each RMB Subsidiary will have, no later than the Closing Date) good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no valid liens, mortgages, security interests, encumbrances or charges of any kind except:

          (a) as noted in the most recent RMB Financial Statement or on Schedule 4.6 or Schedule 4.9; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the RMB Financial Statements;

          (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, pursuant to borrowings from Federal Home Loan Banks or similar borrowings, or otherwise incurred in the Ordinary Course of Business; and

          (d) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held (all of such exceptions in clauses (a) through (d) are collectively referred to as "Permitted Exceptions"). Except as set forth on Schedule 4.9, RMB and each RMB Subsidiary as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it.
Except where any failure would not be expected to have a Material Adverse Effect on RMB on a consolidated basis, all buildings and structures owned by RMB and each RMB Subsidiary lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     Section 4.10 Condition and Sufficiency of Assets. The buildings, structures and equipment of RMB and each RMB Subsidiary are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. Except where any failure would not reasonably be expected to have a Material Adverse Effect on RMB on a consolidated basis, the real property, buildings, structures and equipment owned or leased by RMB and each RMB Subsidiary are in compliance with the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, and all other building and development codes and other restrictions, including subdivision regulations, building and construction regulations, drainage codes, health, fire and safety laws and regulations, utility tariffs and regulations, conservation laws and zoning laws and ordinances. The assets and properties, whether real or personal, tangible or intangible, that RMB or any RMB Subsidiary purport to own are sufficient for the continued conduct of the business of RMB and each RMB Subsidiary after the Closing in substantially the same manner as conducted prior to the Closing.

     Section 4.11 Loans; Loan Loss Reserve. Except as contemplatedas set forth in Schedule 4.11, all loans and loan commitments extended by any RMB Subsidiary and any extensions, renewals or continuations of such loans and loan commitments
(the "RMB Loans") were made materially in accordance with the lending policies of such RMB Subsidiary in the Ordinary Course of Business. The RMB Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to such RMB Subsidiary enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and subject to general principles of equity.
All such RMB Loans are, and at the Closing will be, free and clear of any encumbrance or other charge (except for liens, if any, set forth on Schedule 4.9) and each RMB Subsidiary has complied, and at the Closing will have complied with all Legal Requirements relating to such RMB Loans, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary. The reserve for possible loan and lease losses of each RMB Subsidiary is and will be on the Closing Date adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, and contains and will contain an additional amount of unallocated reserves for unanticipated future losses at an adequate level. To the Knowledge of RMB:

          (y) none of the RMB Loans is subject to any material offset or claim of offset; and

          (z) the aggregate loan
balances in excess of the Bank's reserve for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms and all uncollectible loans have been charged off.

     Section 4.12   Undisclosed Liabilities; Adverse Changes.
Except as set forth on Schedule 4.12, neither RMB nor any RMB Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the RMB Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Except as set forth on Schedule 4.12, since October 31, 2003, there has not been any change in the business, operations, properties, prospects, assets or condition of RMB or any RMB Subsidiary, and, to RMB's Knowledge, no event has occurred or circumstance exists, that has had or would reasonably be expected to have a Material Adverse Effect on RMB on a consolidated basis.

     Section 4.13 Taxes. RMB and each RMB Subsidiary has duly filed all material Tax Returns required to be filed by it, and each such Tax Return is complete and accurate in all material respects. RMB and each RMB Subsidiary has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by RMB or any RMB Subsidiary, or claimed to be due and payable by any Regulatory Authority, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no claim or assessment pending or, to the Knowledge of RMB, Threatened against RMB or any RMB Subsidiary for any Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by RMB or any RMB Subsidiary is presently being conducted or, to the Knowledge of RMB, Threatened by any Regulatory Authority. RMB has delivered or made available to Heartland true, correct and complete copies of all Tax Returns filed with respect to the fiscal years by RMB and each RMB Subsidiary ending December 31, 2001 and 2002, and any tax examination reports and statements of deficiencies assessed or agreed to for any of RMB or any RMB Subsidiary for any such fiscal years.

     Section 4.14   Compliance with ERISA.  Except as set forth on
Schedule 4.14, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by RMB or any RMB Subsidiary or to which RMB or any RMB Subsidiary contributes, are in compliance with all applicable requirements of ERISA, and are in compliance with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans.
No such employee benefit plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which RMB or any RMB Subsidiary would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations of RMB or any RMB Subsidiary under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if RMB or such RMB Subsidiary withdrew from any such plan as of the Closing.

     Section 4.15 Compliance with Legal Requirements. RMB and each RMB Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business. Except as set forth on Schedule 4.15, each of RMB and each RMB Subsidiary is, and at all times since January 1, 2001, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by RMB or any RMB Subsidiary of, or a failure on the part of RMB or any RMB Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of RMB or any RMB Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement; except, in either case, where the failure to comply or the violation would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary. Except as set forth on Schedule 4.15, neither RMB nor any RMB Subsidiary has received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding:

          (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or

          (y) any actual, alleged, possible, or potential obligation on the part of RMB or any RMB Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except where any such violation, failure or obligation would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary.

     Section 4.16   Legal Proceedings; Orders.

          (a) Schedule 4.16 is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of RMB, Threatened against or affecting RMB or any RMB Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2001, that has not been fully satisfied and terminated and that would reasonably be expected to have, a Material Adverse Effect on RMB on a consolidated basis or that would impair RMB's ability to consummate any of the Contemplated Transactions, and there is no fact known to RMB that would provide a basis for any other Proceeding or Order. To the Knowledge of RMB, no officer, director, agent or employee of RMB or any RMB Subsidiary is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of RMB or any RMB Subsidiary.

          (b)  Neither RMB nor any RMB Subsidiary:

               (i) is subject to any cease-and-desist or other
Order or enforcement action issued by, or

              (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, or

             (iii) is a party to any commitment letter or similar undertaking to, or

              (iv) is subject to any order or directive by, or

               (v) is subject to any supervisory letter from, or

              (vi) has been ordered to pay any civil money penalty, which has not been paid, by, or

             (vii) has adopted any policies, procedures or board resolutions at the request of, any Regulatory Authority that currently:

                   (w) restricts in any material respect the conduct of its business or

                   (x) that in any material manner relates to its capital adequacy, or

                   (y) restricts its ability to pay dividends, or

                   (z) limits in a material manner its credit or risk management policies, its management or its business; nor has RMB or any RMB Subsidiary been advised by any Regulatory Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

     Section 4.17 Absence of Certain Changes and Events. Except as set forth on Schedule 4.17, since December 31, 2002, RMB and each RMB Subsidiary has conducted its respective businesses only in the Ordinary Course of Business. Without limiting the foregoing, with respect to each, since December 31, 2002, there has not been any:

          (a) change in its authorized or issued capital stock, except for redemptions or issuances of RMB capital stock on terms and for consideration deemed fair and reasonable by the RMB board of directors; grant of any stock option or right to purchase shares of its capital stock; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock, except for redemptions of RMB capital stock on terms and for consideration deemed fair and reasonable by the RMB board of directors; or declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock, except as reflected on the RMB Financial Statements;

          (b) amendment of its articles of incorporation, charter or bylaws or adoption of any resolutions by its board of directors or shareholders with respect to the same;

          (c) payment or increase of any bonus, salary or other compensation to any of its shareholders, directors, officers or employees, except for normal increases in the Ordinary Course of Business or in accordance with any then existing RMB Employee Benefit Plans (as defined below), or entry by it into any employment, consulting, non-competition, change in control, severance or similar Contract with any shareholder, director, officer or employee, except for the Contemplated Transactions;

          (d) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any RMB Employee Benefit Plan;

          (e) damage to or destruction or loss of any of its assets or property, whether or not covered by insurance and where the resulting diminution in value individually or in the aggregate is greater than $25,000;

          (f) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement pursuant to any Contract or any similar transaction;

          (g) except for this Agreement, entry into any new, or modification, amendment, renewal or extension (through action or inaction) of the terms of any existing, lease, Contract or license that has a term of more than one year or that involves the payment by RMB or any RMB Subsidiary of more than $50,000 in the aggregate;

          (h) RMB Loan or commitment to make any RMB Loan other than in the Ordinary Course of Business;

          (i) RMB Loan or commitment to make, renew, extend the term or increase the amount of any Loan to any Person if such RMB Loan or any other RMB Loans to such Person or an Affiliate of such Person is on the "watch list" or similar internal report of RMB or any RMB Subsidiary, or was classified as "substandard," "doubtful," "loss," or "other loans specially mentioned" or listed as a "potential problem loan" prior to the commitment, renewal, extension or increase; provided, however, that nothing in this Agreement shall prohibit RMB or any RMB Subsidiary from honoring any contractual obligation in existence on the Agreement Date;

          (j) sale, lease or other disposition of any of its assets or properties or mortgage, pledge or imposition of any lien or other encumbrance upon any of its material assets or properties except in the Ordinary Course of Business or for tax and other liens that arise by operation of law and with respect to which payment is not past due and except for pledges or liens:

               (i) required to be granted in connection with the acceptance by the Bank of government deposits;

              (ii) granted in connection with repurchase or reverse repurchase agreements; or

            (iii) otherwise incurred in the Ordinary Course of Business;

          (k)  incurrence by it of any obligation or liability
(fixed or contingent) other than in the Ordinary Course of Business;

          (l) cancellation or waiver by it of any claims or rights with a value in excess of $50,000;

          (m)  any investment by it of a capital nature exceeding
$25,000 or aggregate investments of a capital nature exceeding
$50,000;

          (n) except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

          (o) transaction for the borrowing or loaning of monies, or any increase in any outstanding indebtedness, other than in the Ordinary Course of Business;

          (p) material change in any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of the management of RMB to respond to then current market or economic conditions or as may be required by any Regulatory Authorities;

          (q) filing of any applications for additional branches, opening of any new office or branch, closing of any current office or branch, or relocation of operations from existing locations;

          (r) discharge or satisfaction of any material lien or encumbrance on its assets or repayment of any material indebtedness for borrowed money, except for obligations incurred and repaid in the Ordinary Course of Business;

          (s) entry into any Contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $50,000 in aggregate value, except for sales of RMB "other real estate owned" and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

          (t) purchase or other acquisition of any investments, direct or indirect, in any derivative securities, financial futures or commodities or entry into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

          (u) hiring of any employee with an annual salary in excess of $35,000, except for employees at will who are hired to replace employees who have resigned or whose employment has otherwise been terminated; or

          (v) agreement, whether oral or written, by it to do any of the foregoing.

     Section 4.18   Properties, Contracts and Employee Benefit
Plans. Except for Contracts evidencing Loans made by the Bank in the Ordinary Course of Business, Schedule 4.18 lists or describes the following with respect to RMB and each RMB Subsidiary:

          (a) all real property owned by RMB and each RMB Subsidiary and each lease of real property to which RMB and each RMB Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of RMB or such RMB Subsidiary;

          (b) all borrowings by RMB or any RMB Subsidiary, exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements, borrowings from the Federal Home Loan Banks and similar lenders;

          (c) each Contract that involves performance of services or delivery of goods or materials by RMB or any RMB Subsidiary after the Agreement Date of an amount or value in excess of $25,000 under each Contract;

          (d) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of RMB or any RMB Subsidiary after the Agreement Date in excess of $25,000;
          (e) each Contract not referred to elsewhere in this Section that:

               (i) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or

              (ii) materially affect the business or financial condition of RMB or any RMB Subsidiary;

          (f) each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms, excluding any renewal terms, of less than one year);

          (g) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (collectively, "Intellectual Property Assets"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets of RMB or any RMB Subsidiary;

          (h)  each collective bargaining agreement and other
Contract to or with any labor union or other employee representative of a group of employees;

          (i)  each joint venture, partnership and other Contract
(however named) involving a sharing of profits, losses, costs or liabilities by RMB or any RMB Subsidiary with any other Person;

          (j) each Contract containing covenants that in any way purport to restrict the business activity of RMB or any RMB Subsidiary or any Affiliate of any of the foregoing, or limit the ability of RMB or any RMB Subsidiary or any Affiliate of the foregoing to engage in any line of business or to compete with any Person;

          (k) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (l) the name and annual salary of each director and executive officer of RMB and each RMB Subsidiary, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by RMB, each RMB Subsidiary or a combination of any of them to or for the benefit of each such person in question for the year ended December 31, 2003, and for the current year, and any employment agreement, consulting agreement, non-competition, severance or change in control agreement or similar arrangement or plan with respect to each such person;

          (m)  each profit sharing, group insurance,
hospitalization, stock option, pension, retirement, bonus, severance, change of control, deferred compensation, stock bonus, stock purchase, employee stock ownership or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by RMB or any RMB Subsidiary for the benefit of the officers, directors or employees of RMB or any RMB Subsidiary, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by RMB or any RMB Subsidiary for the benefit of the employees of RMB or any RMB Subsidiary (collectively, the "RMB Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective Internal Revenue Service private rulings or determination letters obtained by or for the benefit of RMB or any RMB Subsidiary;

          (n) the name of each Person who is or would be entitled pursuant to any Contract of RMB or RMB Subsidiaries or RMB Employee Benefit Plan to receive any payment from Heartland, any Heartland Subsidiary, RMB or any RMB Subsidiary as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment (except for Contracts entered as required by this Agreement);

          (o) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by RMB or any RMB Subsidiary to be responsible for consequential damages;

          (p) each Contract for capital expenditures in excess of $25,000;

          (q) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by RMB or any RMB Subsidiary other than in the Ordinary Course of Business; and

          (r) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     Copies of each document, plan or Contract listed and described on Schedule 4.18 are appended to such Schedule.

     Section 4.19   No Defaults.  Except as set forth on
Schedule 4.19, each Contract identified or required to be identified on Schedule 4.18 is in full force and effect and is valid and enforceable in accordance with its terms. RMB and each RMB Subsidiary is, and at all times since January 1, 2001, has been, in full compliance with all applicable terms and requirements of each Contract under which either RMB or any RMB Subsidiary has or had any obligation or liability or by which RMB or any RMB Subsidiary or any of their respective assets owned or used by them is or was bound, except where the failure to be in full compliance would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary. Each other Person that has or had any obligation or liability under any such Contract under which RMB or any RMB Subsidiary has or had any rights is, and at all times since January 1, 2001, has been, in full compliance with all applicable terms and requirements of such Contract, except where the failure to be in full compliance would not reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give RMB, any RMB Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract. Except in the Ordinary Course of Business with respect to any RMB Loan, neither RMB nor any RMB Subsidiary has given to or received from any other Person, at any time since January 1, 2001, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract, that has not been terminated or satisfied prior to the Agreement Date. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to RMB or any RMB Subsidiary under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     Section 4.20 Insurance. Schedule 4.20 lists the policies and material terms of insurance (including bankers' blanket bond and insurance providing benefits for employees) owned or held by RMB or any RMB Subsidiary on the date hereof. Each policy is in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive). All premiums due on such policies have been paid in full.

     Section 4.21 Compliance with Environmental Laws. Except as set forth on Schedule 4.21, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving RMB or any RMB Subsidiary or any of their respective assets that are pending or, to the Knowledge of RMB, Threatened, nor to the Knowledge of RMB is there any factual basis for any of the foregoing, as a result of any asserted failure of RMB or any RMB Subsidiary, or any predecessor thereof, to comply with any federal, state, county and municipal law, including any statute, regulation, rule, ordinance, Order, restriction and requirement, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). No environmental clearances or other governmental approvals are required for the conduct of the business of RMB or any RMB Subsidiary or the consummation of the Contemplated Transactions. To the Knowledge of RMB, neither RMB nor any RMB Subsidiary is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.

     Section 4.22 Regulatory Filings. RMB and each RMB Subsidiary have filed in a timely manner all required filings with all Regulatory Authorities, including the Federal Reserve, the FDIC and the Division. All such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 4.23 Fiduciary Accounts. The Bank has properly administered in all material respects all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the material terms of the governing documents and applicable state and federal law and regulations and common law. To the Knowledge of RMB and Bank, none of the Bank or any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     Section 4.24 Indemnification Claims. To RMB's Knowledge, no action or failure to take action by any director, officer, employee or agent of RMB or any RMB Subsidiary has occurred that may give rise to a claim or a potential claim by any such Person for indemnification against RMB or any RMB Subsidiary under any agreement with, or the corporate indemnification provisions of, RMB or any RMB Subsidiary, or under any Legal Requirements.

      Section 4.25   Insider Interests.  Except as set forth on
Schedule 4.25, no officer or director of RMB or any RMB Subsidiary, any member of the Family of any such Person, and no entity that any such Person "controls" within the meaning of Regulation O of the Federal Reserve, has any loan, deposit account or any other agreement with RMB or any RMB Subsidiary, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of RMB or any RMB Subsidiary.

     Section 4.26 Disclosure. Neither any representation nor warranty of RMB in, nor any schedule to, this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     Section 4.27 Brokerage Commissions. None of RMB, any RMB Subsidiary or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
Section 4.28 Approval Delays. To the Knowledge of RMB, there is no reason why the granting of any of the regulatory approvals referred to in Section 8.1 would be denied or unduly delayed. The Bank's most recent CRA rating is "satisfactory" or better.

                            ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF HEARTLAND AND ACQUISITION CORP

     Heartland and Acquisition Corp hereby represent and warrant to RMB that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Date:

     Section 5.1 Organization. Each of Heartland and each Heartland Subsidiary: (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; and (b) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, except where the failure to be so qualified or to have such power and authority would not have a Material Adverse Effect on Heartland on a consolidated basis.

     Section 5.2 Authorization. Each of Heartland and Acquisition Corp has the requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and the execution, delivery and performance of this Agreement by each of Heartland and Acquisition Corp and the consummation by each of them of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. This
Agreement constitutes a legal, valid and binding obligation of each of Heartland and Acquisition Corp enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

     Section 5.3 No Conflict. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate or articles of incorporation, charter, bylaws or any resolution adopted by the board of directors or stockholders of, Heartland or any Heartland Subsidiary; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Heartland or any Heartland Subsidiary, or any of the assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the BHCA, the Securities Act, the Exchange Act, the MCA and the DGCL; and (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Contract to which Heartland or any Heartland Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon, or with respect to, any of the assets owned or used by Heartland or any Heartland Subsidiary. Except as otherwise provided in this Agreement, neither Heartland nor any Heartland Subsidiary is or will be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated
Transactions.

          Section 5.4 Heartland Capitalization. The authorized capital stock of Heartland currently consists exclusively of 16,000,000 shares of Heartland Common Stock and 200,000 shares of preferred stock, no par value per share, of which as of December 31, 2003:

          (a) 15,261,714 shares of Heartland Common Stock were duly issued, fully paid and non-assessable;

          (b) 98,211 shares of Heartland Common Stock were held by Heartland as treasury shares; and

          (c) no shares of preferred stock were issued and outstanding. Except as disclosed in any Heartland SEC Documents filed prior to the Agreement Date, and except with respect to the rights of the minority stockholders of Arizona Bank and Trust, an Arizona state bank with its main office located in Mesa, Arizona ("ABT"), pursuant to that certain Agreement to Organize and Stockholder
Agreement dated as of February 1, 2003, among such minority stockholders and Heartland (the "ABT Agreement"), there are, as of the Agreement Date:

               (x) no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Heartland or any Heartland Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Heartland or any Heartland Subsidiaries;

               (y) no outstanding securities of Heartland that are convertible into, or exchangeable for, any shares of Heartland Common Stock; and

               (z) Heartland is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of Heartland. None of the shares of Heartland Common Stock were issued in violation of any federal or state securities laws or any other Legal
Requirement.

     Section 5.5 Heartland Subsidiaries. Heartland is the record and beneficial owner of one hundred percent (100%) of all of the issued and outstanding shares of capital stock or other equity securities of each Heartland Subsidiary, except for ABT, free and clear of any lien or encumbrance whatsoever. Except for rights granted under the ABT Agreement, or as disclosed in any Heartland SEC Documents filed prior to the Agreement Date or for such rights held exclusively by Heartland, there are no unexpired or pending preemptive rights with respect to any shares of capital stock of any Heartland Subsidiary. Except as provided under the ABT Agreement, or as disclosed in any Heartland SEC Documents filed prior to the Agreement Date or for such rights held exclusively by Heartland, there are no outstanding securities of any Heartland Subsidiary that are convertible into or exchangeable for any shares of such Heartland Subsidiary's capital stock or other equity securities.

     Section 5.6 Heartland SEC Documents; Financial Statements. Heartland has timely filed all Heartland SEC Documents and all such Heartland SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing dates, none of the Heartland SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Heartland has previously made available to RMB true, correct and complete copies of:

          (a) all Heartland SEC Documents filed on or after January 1, 2001; and

          (b) the unaudited, consolidated balance sheets of Heartland and Heartland Subsidiaries as of December 31, 2003, and the related unaudited Consolidated Statements of Income, Statements of Cash Flows and consolidated Statements of Changes in Shareholders' Equity of Heartland for the period ended December 31, 2003. The financial statements presented in the Heartland SEC Documents or described in clause (b) above:

               (x) have been prepared in conformity with GAAP;

               (y) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Heartland and the Heartland Subsidiaries as at the respective dates of and for the periods referred to therein; and

               (z) do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect as at the respective dates of and for the periods referred to therein.

     Section 5.7 Undisclosed Liabilities; Adverse Changes. Neither Heartland nor any Heartland Subsidiary has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the Heartland SEC Documents filed on or prior to the Agreement Date, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and other liabilities or obligations that in the aggregate would not reasonably be expected to have a Material Adverse Effect on Heartland on a consolidated basis.

     Section 5.8 Legal Proceedings; Orders. Except as disclosed in the Heartland SEC Documents, there have been no Proceedings or Orders pending, entered into or, to the Knowledge of Heartland, Threatened against, affecting or involving Heartland or any Heartland Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2001, that had, or would reasonably be expected to have, a Material Adverse Effect on Heartland on a consolidated basis or that would impair Heartland's ability to consummate any of the Contemplated Transactions, and there is no fact to Heartland's Knowledge that would provide a basis for any other Proceeding or Order involving Heartland or any Heartland Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on Heartland or that would impair Heartland's ability to consummate any of the Contemplated Transactions.

     Section 5.9 Compliance with Legal Requirements. Heartland and each Heartland Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business. Except as stated in any Heartland SEC Documents filed prior to the Agreement Date, each of Heartland and each Heartland Subsidiary is, and at all times since January 1, 2001, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Heartland on a consolidated bases. Except as stated in the Heartland SEC Documents filed prior to the Agreement Date, no event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by Heartland or any Heartland Subsidiary of, or a failure on the part of Heartland or any Heartland Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of Heartland or any Heartland Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement; except, in either case, where the failure to comply or the violation would not reasonably be expected to have a Material Adverse Effect on Heartland on a consolidated basis. Except as stated in any Heartland SEC Document filed prior to the Agreement Date, neither Heartland nor any Heartland Subsidiary has received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible, or potential obligation on the part of Heartland or any Heartland Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except where any such violation, failure or obligation would not reasonably be expected to have a Material Adverse Effect on Heartland on a consolidated basis.

     Section 5.10 Disclosure. No representation or warranty made in this Agreement by Heartland contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in Heartland's audited financial statements for the year ended December 31, 2002, or Heartland's subsequent financial statements, as filed with the SEC, neither Heartland nor any Heartland Subsidiary has, and with respect to Heartland's subsequent financial statements, as filed with the SEC, will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, any Tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on Heartland. No notice given pursuant to
Section 7.2 will contain any untrue statement or omit to state a material fact necessary to make the statements therein, or in this Agreement, in light of the circumstances in which they were made, not misleading.

     Section 5.11 Brokerage Commissions. None of Heartland or any Heartland Subsidiary or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     Section 5.12 Approval Delays. To the Knowledge of Heartland, there is no reason why the granting of any of the regulatory approvals referred to in Section 8.1, the listing of Heartland Common Stock referred to in Section 7.7 and the SEC registration referred to in Section 8.2, would be denied or unduly delayed.
The most recent CRA rating of each of Heartland's subsidiary banks is satisfactory or better.

                            ARTICLE 6
                         RMB'S COVENANTS

     SECTION 6.1    Access and Investigation.

          (a) Heartland and its Representatives shall, at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of RMB and each RMB Subsidiary in accordance with the provisions of this Section. Heartland and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of RMB and each RMB Subsidiary and of their respective financial and legal condition as Heartland shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of RMB or any RMB
Subsidiary. Upon request, RMB and each RMB Subsidiary will furnish Heartland or its Representatives, attorneys' responses to auditors' requests for information regarding RMB or such RMB Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Heartland (provided, with respect to attorneys, such disclosure would not result in the waiver by RMB or any RMB Subsidiary of any claim of attorney-client privilege), and will permit Heartland and its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for RMB or such RMB Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Heartland or its Representatives. No investigation by Heartland or any of its Representatives shall affect the representations and warranties made by RMB. This
Section shall not require the disclosure of any information the disclosure of which to Heartland would be prohibited by any Legal Requirement.

          (b) RMB shall allow a representative of Heartland to attend as an observer all meetings of the board of directors and committees of the board of directors of RMB and any RMB Subsidiary and any meeting of the loan committee and asset liability management committee of RMB or any RMB Subsidiary. RMB shall give reasonable notice to Heartland of any such meeting and, if known, the agenda for or business to be discussed at such meeting. RMB shall provide to Heartland all information provided to the directors on all such boards in connection with all such meetings or otherwise provided to the directors, and shall provide any other financial reports or other analysis prepared for senior management of RMB or any RMB Subsidiary, in each case excluding information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that Heartland's representative will not have any voting rights with respect to matters discussed at these meetings and that Heartland is not managing the business or affairs of RMB or any RMB Subsidiary.
All information obtained by Heartland at these meetings shall be treated in confidence as provided in Section 7.1(b).
Notwithstanding the foregoing, Heartland shall not be permitted to attend any portion of a meeting and RMB shall not be required to provide Heartland with any materials, in violation of applicable law or that relates to a Competing RMB Proposal
(except for information to be provided as required by Section 6.9), or that involve matters protected by the attorney-client privilege or matters arising out of or related to this Agreement.

          (c) Any confidential information or trade secrets of Heartland received by RMB, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by RMB or, at Heartland's request, returned to Heartland if this Agreement is terminated as provided in Article 11. Such information shall not be used by RMB or its agents to the detriment of Heartland or any Heartland Subsidiary.

     Section 6.2 Operation of RMB and RMB Subsidiaries. Except with the prior written consent of Heartland, between the Agreement Date and the Closing Date, RMB will, and will cause each RMB Subsidiary, to:

          (a) conduct its business only in the Ordinary Course of Business;

          (b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;
          (c) confer with Heartland concerning operational matters of a material nature;

          (d) enter into loan and deposit transactions only in accordance with sound credit practices and only on terms and conditions that are not materially more favorable than those available to the borrower or depositor, as the case may be, from competitive sources in arm's-length transactions;

          (e)  give written notice to Heartland not less than two
(2) Business Days prior to extending credit to any Person if after giving effect to such extension of credit, the indebtedness of such Person, including that Person's Affiliates, to RMB or any RMB Subsidiary would exceed, in the aggregate, $1 million;

          (f)  consistent with the methodology set forth in
Schedule 6.2, and by no later than immediately prior to the Determination Date,cause its reserve for possible loan and lease losses to be adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

          (g) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

          (h) not buy or sell any security held, or intended to be held, for investment other than securities issued by the United States or any agency thereof with maturities of less than two (2) years, but such restriction shall not affect the buying and selling by the Bank of Federal Funds, Federal Reserve stock or FHLB stock or the reinvestment of dividends paid on any securities owned by the Bank as of the Agreement Date;

          (i) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects; and

          (j) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply with all Legal Requirements.

     Section 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, and as contemplated by
Schedule 4.17, between the Agreement Date and the Closing Date,
RMB will not, and will cause each RMB Subsidiary not to, without the prior written consent of Heartland, take any affirmative action, or fail to take any reasonable action within its control, as a result of which (a) any of the changes or events listed in
Section 4.17 occurs or (b) a Breach of RMB's representations or warranties occurs.

     Section 6.4 Subsequent RMB Financial Statements. As soon as available after the date hereof, RMB will furnish Heartland copies of the quarterly unaudited (and when available, annual audited) consolidated balance sheets, consolidated statements of income, consolidated statements of cash flow and consolidated statements of changes in shareholders' equity, of RMB prepared for its internal use, and the Bank's Call Reports for each quarterly or annual period completed after September 30, 2003, and all other financial reports or statements submitted after the date hereof by RMB or the Bank to any Regulatory Authority, to the extent permitted by law (collectively, the "Subsequent RMB Financial Statements"). Except as may be required by changes in GAAP effective after the date hereof, the Subsequent RMB
Financial Statements will be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the consolidated financial condition and results of operations for the dates and periods presented. The Subsequent RMB Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such Subsequent RMB Financial Statements misleading in any material respect.

     Section 6.5    Title to Real Estate.

          (a) RMB shall use its Best Efforts to obtain, at its own expense, and deliver to Heartland as soon as is reasonably practicable, but in no event later than thirty (30) days after the Agreement Date, with respect to all real estate owned by RMB or the Bank (the "RMB Real Estate"), an ownership and encumbrance or similar report of title covering a date subsequent to the Agreement Date, issued by a title insurance company reasonably acceptable to Heartland, showing fee simple title in RMB or the Bank and subject to no liens, mortgages, security interests or charges of any kind except for Permitted Exceptions ("Preliminary Title Reports").

          (b) Notwithstanding anything contained herein to the contrary, if after Heartland's examination of the Preliminary Title Reports, and after discussions with RMB's executive officers, Heartland has reasonable doubt as to whether the title of RMB or any RMB Subsidiary to any RMB Real Estate may be subject to any material liens, mortgages, security interests, charges or other defects other than Permitted Exceptions, Heartland may request, and RMB will provide, for all of the RMB Real Property identified by Heartland as to which such doubt exists, a commitment for extended coverage title insurance issued by First American Title Insurance Company or such other title insurance company as is reasonably acceptable to Heartland, showing fee simple title in such real estate in RMB or the Bank, with coverage over all standard exceptions, and subject to no liens, mortgages, security interests, encumbrances or charges of any kind except for Permitted Exceptions.

     Section 6.6 Surveys. RMB shall use its Best Efforts to obtain, at its own expense, and deliver to Heartland as soon as is reasonably practicable, but in no event later than thirty (30) days before the Closing Date, a current ALTA survey of each parcel of RMB Real Property disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.

     Section 6.7    Environmental Investigation.

          (a) Heartland may, in its reasonable discretion, within thirty (30) Business Days of the Agreement Date, request RMB to provide at RMB's expense a Phase 1 environmental site assessment (the "Phase 1 Report") conducted by an independent professional consultant reasonably acceptable to Heartland to determine if any RMB Real Estate contains or gives evidence that any violations of Environmental Laws have occurred on any such property. If the Phase 1 Report discloses any material adverse environmental conditions, or reports a reasonable suspicion thereof, then RMB shall promptly obtain at its expense a Phase 2 environmental report with respect to any affected property which report shall contain an estimate of the cost of any remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations (the "Phase 2 Report," and collectively referred to with the Phase 1 Report, as the "Environmental Report"). Heartland shall have no duty to act upon any information produced by the Environmental Report for the benefit of RMB, any RMB Subsidiary or any other Person, but shall provide such information to RMB as soon as practicable after such information becomes available to Heartland.

          (b) Upon receipt of the estimate of the costs of all follow-up work to the Environmental Report, Heartland and RMB shall attempt to agree upon a course of action for remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the Environmental Report. The estimated total cost for completing all necessary work plans or removal or remediation actions is referred to collectively as the "Remediation Cost." If the Remediation Cost exceeds Two Hundred Fifty Thousand Dollars ($250,000), Heartland or RMB may, at its sole option, terminate this Agreement. If the Remediation Cost is less than Two Hundred Fifty Thousand Dollars ($250,000), such cost shall be taken into account when computing the Adjusted Shareholders' Equity.

     Section 6.8 Advice of Changes. Between the Agreement Date and the Closing Date, RMB will promptly notify Heartland in writing if RMB or any RMB Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of RMB's representations and warranties as of the Agreement Date, or if RMB or any RMB Subsidiary becomes aware of the occurrence after the Agreement Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, RMB will promptly deliver to Heartland a supplement to the Schedules specifying such change.
During the same period, RMB will promptly notify Heartland of the occurrence of any Breach of any covenant of RMB in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 9 impossible or unlikely.

     Section 6.9    Other Offers.

          (a) Until such time, if any, as this Agreement is terminated pursuant to Article 11, RMB will not, and will cause each RMB Subsidiary and their respective Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Heartland) relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction involving RMB or any RMB Subsidiary. Notwithstanding the foregoing in this Section, RMB may provide information at the request of, or enter into negotiations with, a third party with respect to an Acquisition Transaction if the board of directors of RMB determines, in good faith, that the exercise of its fiduciary duties to RMB's shareholders under applicable law, as advised by its counsel, requires it to take such action, and, provided further, that RMB may not, in any event, provide to such third party any information which it has not provided to Heartland. RMB shall promptly notify Heartland orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries, along with a summary of the advice provided by its counsel.

          (b) "Acquisition Transaction" shall, with respect to RMB, mean any of the following:

               (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either RMB or any significant subsidiary, as defined in Rule 1.2 of Regulation S-X of the SEC (a "Significant Subsidiary"), of
RMB;

              (ii) a purchase, lease or other acquisition of all or substantially all the assets of either RMB or any Significant
Subsidiary of RMB;

             (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) that would cause such person or group to become the beneficial owner of securities representing ten percent (10%) or more of the voting power of either RMB or any Significant Subsidiary of RMB;


              (iv) a tender or exchange offer to acquire securities representing ten percent (10%) or more of the voting power of RMB;

               (v) a public proxy or consent solicitation made to shareholders of RMB seeking proxies in opposition to any proposal relating to any aspect of the Contemplated Transactions that has been recommended by the board of directors of RMB;

              (vi) the filing of an application or notice with any Regulatory Authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above; or

             (vii) the making of a bona fide proposal to RMB or its shareholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

     Section 6.10 Voting Agreement. Concurrently with the execution and delivery of this Agreement, RMB shall deliver to Heartland a voting agreement in the form of Exhibit F, signed by all directors of RMB who are holders of RMB Common Stock.

     Section 6.11 Shareholders' Meeting. RMB shall cause a meeting of its shareholders for the purpose of acting upon this Agreement to be held at the earliest practicable date after the Registration Statement (as defined below) has been declared effective by the SEC. RMB shall send to its shareholders at least thirty (30) days prior to such meeting, notice of such meeting together with the Proxy Statement, which shall include a copy of this Agreement and a copy of Sections 35-1-826 through 35-1-839 of the MCA governing the rights of dissenting shareholders. Subject to its fiduciary duties, RMB and its board of directors shall recommend to shareholders the approval of this Agreement and shall solicit proxies voting only in favor thereof from the shareholders of RMB.

     Section 6.12 Information Provided to Heartland. RMB agrees that none of the information concerning RMB or any RMB Subsidiary that is provided or to be provided by RMB to Heartland for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of RMB's shareholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy
Statement shall be mailed. Notwithstanding the foregoing, RMB shall have no responsibility for the truth or accuracy of any information with respect to Heartland or any Heartland Subsidiary or any of their Affiliates contained in the Registration
Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

     Section 6.13 Termination of Employee Benefit Plans. Upon the written request of Heartland, RMB shall take such action as may be necessary to terminate any RMB Employee Benefit Plan on or before the Closing on terms reasonably acceptable to Heartland; provided, however, that RMB or the Bank shall not be obligated to take any such requested action that is irrevocable until immediately prior to the Closing.

     Section 6.14 Termination of Shareholder Agreements. RMB agrees to use its Best Efforts to terminate on or before the Mailing Date any agreements between RMB (including any predecessor of RMB) and any RMB Shareholder obligating RMB under any circumstances to purchase from such RMB Shareholder any equity stock owned by him, her or it. RMB agrees to provide to Heartland regular, periodic reports of RMB's progress in this regard, and such other reports when and if requested by Heartland.

     Section 6.15 Data and Item Processing Agreements. RMB agrees to consult with Heartland prior to the entry by it or any RMB Subsidiary by either action or inaction into any new, or any extension of any existing, data or item processing agreements. RMB agrees to coordinate with Heartland the negotiation of any new or extension of any existing data or item processing agreement, with the purpose of achieving the best possible economic and business result in light of the Merger.

     Section 6.16 Tax Matters. Neither RMB nor any RMB Subsidiary shall make any election inconsistent with prior returns or elections or settle or compromise any liability with respect to Taxes without prior written notice to Heartland. RMB and each RMB Subsidiary shall timely file all Tax Returns required to be filed prior to the Closing; provided, however, that each such Tax Return shall be delivered to Heartland for its review at least five (5) Business Days prior to the anticipated date of filing of such Tax Return.

     Section 6.17 Officer and Other Agreements. Concurrently with the execution and delivery of this Agreement, and at Heartland's direction and request, RMB shall cause to be delivered to
Heartland:

          (a) an employment agreement in the form of Exhibit G, signed by Danny Skarda (the "Employment Agreement"), to be effective at the Effective Time;

          (b) a Consulting and Non-Competition Agreement in the form of Exhibit H signed by Donald Fraley, to be effective at the Effective Time; and

          (c) an Indemnification Agreement in the form of Exhibit I signed by Donald Fraley, to be effective at the Effective Time.

     Section 6.18 Accounting and Other Adjustments. RMB agrees that it shall, and shall cause each RMB Subsidiary, to:

               (a) make any accounting adjustments or entries to its books of account and other financial records;

               (b) make additional provisions to any allowance for loan and lease losses;

               (c) sell or transfer any investment securities held by it;

               (d) charge-off any loan or lease;

               (e) create any new reserve account or make additional provisions to any other existing reserve account;

               (f) make changes in any accounting method;

               (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and

               (h) make any other adjustments that would affect the financial reporting of Heartland, on a consolidated basis after the Effective Time, in any case as Heartland shall reasonably request, provided, however, that neither RMB nor any RMB Subsidiary shall be obligated to take any such requested action until immediately prior to the Closing and at such time as RMB shall have received reasonable assurances that all conditions precedent to RMB's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied.

     Section 6.19 Adjusted Shareholders' Equity Adjustments. RMB agrees that prior to the Determination Date it shall, and shall cause each RMB Subsidiary, to make the accounting adjustments or entries specified on Schedule 6.19 (to the extent such adjustments or entries are not made prior to the Agreement Date) (the "Schedule 6.19 Adjustments"). The Schedule 6.19 Adjustments shall be taken into consideration and shall be given effect in calculating the Adjusted Shareholders' Equity as of the Determination Date.

     Section 6.20 Director and Officer Insurance. Upon the reasonable request of Heartland, RMB shall acquire extended coverage of acts or omissions under RMB's existing director and officer liability policies of insurance commonly referred to as "tail coverage." Premiums or other costs of tail coverage shall be considered an adjustment under Section 6.18.

                            ARTICLE 7
                      HEARTLAND'S COVENANTS

     SECTION 7.1    Access and Investigation.

          (a) Solely for the purpose of permitting RMB to ascertain the correctness of the representations and warranties made in this Agreement by Heartland to RMB, RMB and its Representatives shall at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of Heartland and each Heartland Subsidiary in accordance with the provisions of this Section. RMB and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of Heartland and each Heartland Subsidiary and of their respective financial and legal condition as RMB shall deem necessary or advisable to familiarize itself with such records, properties and other matters, provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of Heartland or any Heartland Subsidiary. Upon request, Heartland and each Heartland Subsidiary will furnish RMB or its Representatives, attorneys' responses to auditors' requests for information regarding Heartland or such Heartland Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by RMB (provided, with respect to attorneys, such disclosure would not result in the waiver by Heartland or the Bank of any claim of attorney-client privilege), and will permit RMB and its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for Heartland or such Heartland Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to RMB or its Representatives. No investigation by RMB or any of its Representatives shall affect the representations and warranties made by Heartland. This
Section shall not require the disclosure of any information the disclosure of which to RMB would be prohibited by any Legal Requirement.

          (b) Any confidential information or trade secrets of RMB received by Heartland, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Heartland or, at RMB's request, returned to RMB if this Agreement is terminated as provided in Article 11. Such information shall not be used by Heartland or its agents to the detriment of RMB or any RMB Subsidiary.

     Section 7.2 Advice of Changes. Between the Agreement Date and the Closing Date, Heartland will promptly notify RMB in writing if Heartland or any Heartland Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of Heartland's representations and warranties as of the Agreement Date, or if Heartland or any Heartland Subsidiary becomes aware of the occurrence after the Agreement Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Heartland will promptly notify RMB of the occurrence of any Breach of any covenant of Heartland in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 10 impossible or unlikely.

     Section 7.3 Information Provided to RMB. Heartland agrees that none of the information concerning Heartland or any Heartland Subsidiary that is provided or to be provided by Heartland to RMB for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, Heartland shall have no responsibility for the truth or accuracy of any information with respect to RMB or any RMB Subsidiary or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

     Section 7.4 Indemnification. Except as may be limited by applicable Legal Requirements, Heartland shall honor any of RMB's obligations in respect of indemnification and advancement of expenses currently provided by RMB in its articles of incorporation in favor of the current and former directors and officers of RMB and the Bank for not less than three years from the Effective Time with respect to matters occurring prior to the Effective Time.

     Section 7.5 Employee Benefits. Heartland agrees that all former employees of RMB or the Bank who become employees of Heartland or any of its Subsidiaries shall receive credit for their past service with RMB or the Bank for purposes of eligibility and vesting under Heartland's profit sharing plan.

     Section 7.6 Authorization and Reservation of Heartland Common Stock. The board of directors of Heartland shall, prior to the Effective Time, authorize and reserve the maximum number of shares of Heartland Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

     Section 7.7 Stock Exchange Listing. Heartland shall use its Best Efforts to list on the NASDAQ, subject to official notice of issuance, the shares of Heartland Common Stock to be issued in the Merger.

     Section 7.8 Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the Agreement Date and the Closing Date, Heartland will not, and will cause each Heartland
Subsidiary not to, without the prior written consent of RMB:

          (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which a Breach of Heartland's representations or warranties occurs, if such Breach would have a Material Adverse Effect on Heartland on a consolidated basis; or

          (b) take any action to amend Heartland's certificate of incorporation or bylaws, the effect of which would be to materially and adversely affect the rights or powers of holders of Heartland Common Stock generally.

                            ARTICLE 8
                    COVENANTS OF ALL PARTIES

     SECTION 8.1 Regulatory Approvals. By no later than thirty (30) days after the Agreement Date, Heartland shall make all appropriate filings with Regulatory Authorities for approval of the Contemplated Transactions, including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with:


          (a) the Federal Reserve pursuant to the BHCA;

          (b) the Division pursuant to the MCA;

          (c) the FDIC pursuant to the FDIA; and

          (d) any other Person or Regulatory Authority pursuant to any applicable Legal Requirement, for authority to consummate the Contemplated Transactions. Heartland shall pursue in good faith the regulatory approvals necessary to consummate the Contemplated Transactions. In advance of any filing made under this Section, RMB and its counsel shall be provided with the opportunity to comment thereon, and Heartland agrees promptly to advise RMB and its counsel of any material communication received by it or its counsel from any Regulatory Authorities with respect to such filings.

      Section 8.2 SEC Registration. By no later than sixty (60) days after the Agreement Date, Heartland shall prepare and file with the SEC a registration statement on an appropriate form reasonably acceptable to RMB under the Securities Act covering the shares of Heartland Common Stock to be issued pursuant to this Agreement and shall use all reasonable efforts to cause the same to become effective and thereafter, until the Effective Time or lawful termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same (such registration statement, and any amendments and supplements thereto, is referred to as the "Registration Statement"). The Registration Statement shall include the Proxy Statement for use in connection with the meeting of the shareholders of RMB referred to in Section 6.11, all in accordance with the rules and regulations of the SEC. Heartland shall, as soon as practicable after the execution of this Agreement, make all filings required to obtain all permits, authorizations, consents or approvals required under any applicable Legal Requirements (including all state securities laws) for the issuance of the shares of Heartland Common Stock to shareholders of RMB. In advance of any filing made under this Section, Heartland and RMB and their respective counsel shall be provided with the opportunity to comment thereon, and Heartland and RMB each agree promptly to advise each other and each other's counsel of any material communication received by it or its counsel from the SEC or any other Regulatory Authorities with respect to such filings. Preparation and filing of the Registration Statement and Proxy Statement- Prospectus shall be at the sole cost and expense of Heartland, except that RMB shall be solely responsible for the costs and expenses, including fees of RMB's accountants and legal counsel, related to preparation and review of RMB financial statements and RMB information required to be presented in the Registration Statement and the costs of printing and mailing the Proxy Statement to RMB shareholders.

     Section 8.3 Necessary Approvals. Heartland and RMB agree that Heartland's counsel will have primary responsibility for preparation of the Registration Statement and Heartland will have primary responsibility for the preparation of the necessary applications for regulatory approval of the Contemplated Transactions. Each of Heartland and RMB and their respective Subsidiaries agree fully and promptly to cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Agreement.

     Section 8.4    Customer and Employee Relationships.  Each of
Heartland and RMB agrees that its respective Representatives may jointly:

          (a) participate in meetings or discussions with officers and employees of RMB and Heartland and their Subsidiaries in connection with employment opportunities with Heartland after the Effective Time; and

          (b) contact Persons having dealings with RMB or Heartland or any of its respective Subsidiaries for the purpose of informing such Persons of the services to be offered by Heartland after the Effective Time.

     Section 8.5 Publicity. Prior to the Effective Time, the parties to this Agreement will consult with each other before issuing any press releases or otherwise making any public statements to shareholders, customers, employees or others with respect to this Agreement or the Contemplated Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

     Section 8.6 Best Efforts; Cooperation. Each of Heartland and RMB agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the transactions contemplated hereby as promptly as possible. Neither Heartland nor RMB will intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the Agreement Date and the Closing Date, each of Heartland and RMB will, and will cause each Heartland Subsidiary and RMB Subsidiary, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by Legal Requirements to make in connection with the Contemplated Transactions.

                            ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS OF HEARTLAND

     The obligations of Heartland to consummate the Contemplated Transactions and to take the other actions required to be taken by Heartland at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Heartland, in whole or in part):

     Section 9.1 Accuracy of Representations and Warranties. All of the representations and warranties of RMB set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date (provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct on and as of such earlier date), except for any untrue or incorrect representations or warranties that individually or in the aggregate do not have a Material Adverse Effect on RMB on a consolidated basis or on Heartland's rights under this Agreement.

     Section 9.2 RMB's Performance. RMB shall have performed or complied with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, except where any non-performance or noncompliance would not have a Material Adverse Effect on RMB on a consolidated basis or on Heartland's rights under this Agreement.

     Section 9.3 Documents Satisfactory. All proceedings, corporate or other, to be taken by RMB in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Heartland.

     Section 9.4    Corporate Approval.  This Agreement and the
Contemplated Transactions shall have been duly and validly approved as necessary under applicable Legal Requirements by the shareholders of RMB.

     Section 9.5 No Proceedings. Since the Agreement Date, there must not have been commenced or Threatened against RMB or any RMB Subsidiary any Proceeding:

          (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated
Transactions; or

          (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on RMB or its shareholders or Heartland's rights under this Agreement.

     Section 9.6 Absence of Material Adverse Changes. From the date hereof to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on RMB or any RMB Subsidiary.

     Section 9.7 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement shall have been obtained and shall be reasonably satisfactory to Heartland, and all applicable waiting periods shall have expired.

     Section 9.8 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of:

          (a) any applicable Legal Requirement or Order; or

          (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

     Section 9.9 Registration Statement. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement and no Proceeding shall have been commenced or be pending or Threatened for such purpose.
Section 9.10 Dissenting Shares. The total number of Dissenting Shares shall be no greater than twenty percent (20%) of the number of Outstanding RMB Shares.
Section 9.11 Employment Agreement. The Employment Agreement shall be in full force and effect, and Danny Skarda shall be an active employee of RMB.

     Section 9.12 Tax Opinion. Heartland and RMB shall have received the opinion described in Section 10.10.

     Section 9.13   Minimum Shareholders' Equity.  RMB's Adjusted
Shareholders' Equity (as calculated immediately prior to the Closing Date) shall not be less than $17,050,000.

     Section 9.14 RMB Capitalization. The issued and outstanding capital stock of RMB shall consist exclusively of no more than 108,347.70 shares of RMB Common Stock.

     Section 9.15 Transactional Expenses. Heartland shall have received proof satisfactory to it that RMB has paid or fully accrued for as of the Determination Date all of the RMB
Transactional Expenses.

     Section 9.16 Loan Loss Reserve. Consistent with the methodology set forth in Schedule 6.2, RMB shall have a consolidated reserve for possible loan and lease losses which is adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable).

                           ARTICLE 10
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RMB

     RMB's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by RMB at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by RMB, in whole or in part):

     Section 10.1 Accuracy of Representations and Warranties. All of the representations and warranties of Heartland set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date (provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct on and as of such earlier date), except for any untrue or incorrect representations or warranties that individually or in the aggregate do not have a Material Adverse Effect on Heartland on a consolidated basis or on RMB's rights under this Agreement.

Section 10.2 Heartland's Performance. Heartland shall have performed or complied with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, except where any non-performance or noncompliance would not have a Material Adverse Effect on Heartland on a consolidated basis or on RMB's rights under this Agreement.

     Section 10.3 Documents Satisfactory. All proceedings, corporate or other, to be taken by Heartland in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for RMB.

     Section 10.4   Corporate Approval.  This Agreement and the
Contemplated Transactions shall have been duly and validly approved as necessary under applicable Legal Requirements by the shareholders of RMB.

     Section 10.5 No Proceedings. Since the Agreement Date, there must not have been commenced or Threatened against Heartland or any Heartland Subsidiary any Proceeding:

          (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated
Transactions; or

          (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on Heartland or its stockholders or RMB's rights under this Agreement.

     Section 10.6 Absence of Material Adverse Changes. From the date hereof to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on Heartland or any Heartland Subsidiary.

     Section 10.7 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement shall have been obtained and shall be reasonably satisfactory to RMB, and all applicable waiting periods shall have expired.

     Section 10.8 No Prohibitions. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of:

          (a) any applicable Legal Requirement or Order; or

          (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

     Section 10.9 Registration Statement; Listing. The Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement and no Proceeding shall have been commenced or be pending or Threatened for such purpose; and the shares of Heartland Common Stock to be issued in the Merger shall have been approved for quotation on NASDAQ (or such other exchange on which the Heartland Common Stock may become listed).

     Section 10.10  Tax Opinion.  At Heartland's expense,
Heartland and RMB shall have received the written opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, in form and substance reasonably satisfactory to Heartland and RMB and substantially in the form attached as Exhibit J dated as of the date of the Registration Statement and updated through the Closing Date, substantially to the effect that the Merger will constitute a tax free reorganization under Section 368 of the Code.

                           ARTICLE 11
                           TERMINATION

     SECTION 11.1 Reasons for Termination and Abandonment. This Agreement, by prompt written notice given to the other parties prior to or at the Closing, may be terminated:

          (a) by mutual consent of the boards of directors of Heartland and RMB;

          (b)  by Heartland if:

               (i) any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Heartland to comply with its obligations under this Agreement); and

              (ii) Heartland has not waived such condition on or before the Closing Date;

          (c)  by RMB if:

               (i) any of the conditions in Article 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of RMB to comply with its obligations under this Agreement); and

              (ii) RMB has not waived such condition on or before the Closing Date;

          (d) by Heartland or RMB in accordance with the provisions of Section 6.7; or

          (e) by either Heartland or RMB if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the date which is ten (10) months after the Agreement Date, or such later date as the parties may agree (the "Termination Date").

Notwithstanding anything contained herein to the contrary, this Agreement shall automatically terminate without action by any party hereto if the Average Closing Price is $13.87 or less.

     Section 11.2 Effect of Termination. Except as provided in Sections 11.3, 11.4 and 11.5, if this Agreement is terminated pursuant to Section 11.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Heartland, RMB or any of their respective Representatives, and all rights and obligations of each party hereto shall cease; provided, however, that, subject to Sections 11.3, 11.4 and 11.5, nothing herein shall relieve any party from liability for the Breach of any of its covenants or agreements set forth in this Agreement.

     Section 11.3 Expenses. Except as provided below, all Expenses (as defined below) incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses" as used in this Agreement shall consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of shareholder approvals and all other matters related to the consummation of the Merger.

     Section 11.4   RMB Termination Payments.

          (a)  If this Agreement is terminated by:

               (i)  Heartland because:

                    (A) RMB committed a Breach of its covenants or agreements under this Agreement (but not a Breach of its representations or warranties); or

                    (B) there is a Breach of RMB's representations or warranties as of the Agreement Date, unless, in either case, such Breach is a result of the failure by Heartland to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, or because of the failure of the condition in Section 9.13, or such Breach or Breaches would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on either Heartland or RMB on a consolidated basis (in each case described in clauses (A) or (B), an "RMB Breach Termination"); or

               (ii) Heartland or RMB because RMB's shareholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date (an "RMB Shareholder
Termination");

and provided in the case of both clauses (i) and (ii), Heartland is in material compliance with all of its material obligations under this Agreement, then in the event of an RMB Breach Termination, RMB shall pay to Heartland, upon its written demand, an amount equal to the sum of Heartland's Expenses, but not in excess of Five Hundred Thousand Dollars ($500,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000), and in the event of an RMB Shareholder Termination, RMB shall pay to Heartland, upon its written demand, an amount equal to the sum of Heartland's Expenses, but not in excess of Five Hundred Thousand Dollars ($500,000).

          (b)  In addition to any payments described in Section
11.4(a), if there is an RMB Breach Termination or an RMB Shareholder Termination, and within eighteen (18) months after such termination of this Agreement RMB enters into a Contract with any party other than Heartland providing for the acquisition of control of RMB or the Bank by such other party, then:

               (i) if the prior termination of this Agreement was an RMB Breach Termination, RMB shall pay to Heartland, upon its written demand, the additional sum of One Million
Dollars ($1,000,000); or

               (ii)      if the prior termination of this
Agreement was an RMB Shareholder Termination, RMB shall pay to Heartland, upon its written demand, the additional sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000);

provided, however, that in each such case, the provisions of this Section shall in no way limit Heartland's rights against any such third party.

          (c) For purposes of this Section, the phrase "control of RMB or the Bank" means the acquisition by any such third party of:

               (x) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Exchange Act) of greater than twenty percent (20%) of the then issued and outstanding voting stock of RMB or the Bank through any transaction to which RMB, the Bank or any Affiliate of RMB or the Bank is a party (other than by transfers among or between members of a Family, caused by redemptions or repurchases of RMB capital stock by RMB or by issuance of shares of RMB Common Stock or other securities to holders of record of RMB Common Stock as of the Agreement Date);
or

               (y) all or substantially all of the assets of RMB or the Bank (except transfers to an Affiliate of RMB or Bank).

          (d) The sums payable by RMB under this Section 11.4 shall constitute liquidated damages and Heartland's receipt thereof shall be Heartland's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by RMB or failure by its shareholders to approve this Agreement.

     Section 11.5 Heartland Termination Payments. If this Agreement is terminated by RMB because:

          (a) Heartland committed a Breach of its covenants or agreements under this Agreement (but not a Breach of its representations or warranties); or

          (b) there is a Breach of Heartland's representations or warranties as of the Agreement Date;

unless, in either case, such Breach is a result of the failure by RMB to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, or such Breach or Breaches would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on either Heartland or RMB on a consolidated basis, and provided that RMB is in material compliance with all of its material obligations under this Agreement, Heartland shall pay to RMB, upon its written demand, an amount equal to the sum of RMB's Expenses, but not in excess of Five Hundred Thousand Dollars ($500,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000). The sums payable by Heartland under this Section 11.5 shall constitute liquidated damages and RMB's receipt thereof shall be RMB's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by Heartland.


                           ARTICLE 12
                          MISCELLANEOUS

     SECTION 12.1 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Iowa applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

     Section 12.2 Assignments, Successors and No Third Party Rights. None of the parties to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

     Section 12.3 Waiver. Except as provided in Section 11.3, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law:

          (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

          (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

          (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 12.4 Confidentiality. Between the Agreement Date and the Closing Date, each of Heartland and RMB will maintain in confidence, and will cause each of its respective Representatives to maintain in confidence, and not use to the detriment of the other or its Subsidiaries any written, oral, or other information obtained in confidence from the other of any of its Subsidiaries in connection with this Agreement or the Contemplated Transactions, unless:

          (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

          (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated
Transactions; or

          (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     Section 12.5 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or telecopied, if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by U.S. mail as provided in this Section:

          If to Heartland, to:

             Heartland Financial USA, Inc.
             1398 Central Avenue
             P.O. Box 778
             Dubuque, Iowa  52004-0778
             Telephone:  (563) 589-1994
             Telecopier: (563) 589-1951
             Attention:  Mr. John K. Schmidt
                         Executive Vice President and Chief
                         Financial Officer

          with copies to:

             Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
             333 West Wacker Drive, Suite 2700
             Chicago, Illinois  60606
             Telephone:  (312) 984-3100
             Telecopier: (312) 984-3193
             Attention:  John E. Freechack, Esq.

          If to RMB, to:

             Rocky Mountain Bancorporation, Inc.
             2615 King Avenue West
             Billings, Montana  59108-0450
             Telephone:  (406) 656-3140
             Telecopier: (406) 652-5923
             Attention:  Mr. Danny Skarda
                       Executive Vice President

          with copies to:

             Christian Samson Jones & Chisholm, PLLC
             310 W. Spruce
             Missoula, MT 59801
             Telephone:  (406) 721-7772
             Telecopier: (406) 721-7776
             Attention:  David R. Chisholm, Esq.

or to such other Person or place as RMB shall furnish to Heartland or Heartland shall furnish to RMB in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective:

          (a) if delivered by hand, when delivered;

          (b) if mailed in the manner provided in
this Section, five (5) Business Days after deposit with the United States Postal Service;

          (c) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and

          (d) if by telecopier, on the next Business
Day if also confirmed by mail in the manner provided in this Section.

     Section 12.6 Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein, and that certain Confidentiality Agreement dated as of October 29, 2003, between Heartland and RMB, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

     Section 12.7 Modification. This Agreement may not be amended except by a written agreement signed by each of RMB and Heartland. Without limiting the foregoing, RMB and Heartland may by written agreement signed by each of them:

          (a) extend the time for the performance of any of the obligations or other acts of the parties hereto;

          (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and

          (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto, which are for the benefit of the waiving party; provided, however, that no such modification, amendment or supplement agreed to after authorization of this Agreement by the shareholders of RMB shall affect the rights of RMB's shareholders in any manner which is materially adverse to such Persons.

     Section 12.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

     Section 12.9   Further Assurances.  The parties agree:

          (a) to furnish upon request to each other such further information;

          (b) to execute and deliver to each other such other documents; and

          (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     Section 12.10 Survival. The representations, warranties and covenants contained herein shall not survive beyond the Closing.
Section 12.11 Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


              [This Space Left Intentionally Blank]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.


Rocky  Mountain  Bancorporation, Inc.  Heartland Financial USA, Inc.


By:   /s/Danny Skarda                      By:   /s/Lynn B. Fuller
    ____________________________           _________________________
    Danny Skarda                           Lynn B. Fuller
    Executive Vice President               Chairman, President and
	                                   Chief Executive Officer


RMB Acquisition Corporation


By:  /s/Lynn B. Fuller
   ______________________________
   Lynn B. Fuller
   President